UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6985 Miller Road
Warren, Michigan 48092
(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 1, 2004, the board of directors of Asset Acceptance Capital Corp. appointed William F. Pickard and William I. Jacobs to the Registrant’s board of directors. Dr. Pickard, age 63, will serve a term that runs though the Registrant’s annual meeting of shareholders in 2005 and will be a member of the audit committee and the compensation committee. Mr. Jacobs, age 60, will serve a term that runs through the Registrant’s annual meeting of shareholders in 2007 and will be a member of the audit committee and the corporate governance and nominating committee. On November 4, 2004, the Registrant issued a press release announcing the appointment of Dr. Pickard and Mr. Jacobs to the Registrant’s board of directors. The full text of the press release is attached as Exhibit 99 to this Report and is incorporated herein by reference.

     There are no arrangements between either Dr. Pickard or Mr. Jacobs and any other person pursuant to which Dr. Pickard or Mr. Jacobs were selected as directors, nor are there any transactions to which the Registrant or any subsidiary thereof is a party and in which either Dr. Pickard or Mr. Jacobs have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

     Exhibits.

Exhibit Number

99	Press Release dated November 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2004	ASSET ACCEPTANCE CAPITAL CORP.
/s/ Nathaniel F. Bradley IV
By: Nathaniel F. Bradley IV
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release, dated November 4, 2004